UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2021
Date of Report (Date of earliest event reported)

Friendable, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008
(Address of principal executive offices) (Zip Code)

(855) 473-7473
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2021, Friendable, Inc. (the “Company”) entered into an agreement to acquire substantially all the assets of Artist Republik Inc., a Delaware corporation. Artist Republik provides recording artists with independent music distribution and related services.

Artist Republik is a subscription service specifically created for music artists to obtain music distribution on certain digital platforms (such as Spotify and Apple Music) and receipt of royalties from those platforms, together with providing a marketplace to purchase beats, obtain enhanced audio production and purchase access to playlists. Its decentralized platform allows independent music artists from around the world to take control of their own careers through networking, centralized resources, and AI-based management tools. Artist Republik has attracted approximately 100,000 artists to its offerings and has operating revenues from the sales of services. Artist Republik was founded in 2018 and is headquartered in Providence, Rhode Island.

Upon closing, Friendable will issue a number of shares of Friendable common stock to Artist Republik and certain creditors of Artist Republik (the “Seller”) equal to 37% of the number of issued and outstanding shares of Freindable on the day prior to Closing. At the end of 12 months following the Closing, in the event the number of shares issued to Seller at the Closing has been diluted below 25% of the total outstanding common shares as of such date, Friendable shall issue to the Seller that additional number of shares necessary so that the number of shares issued to Seller is not less than 25% of the then-total issued and outstanding shares of the Company. For a period of 12 months from the Closing Date, the holders of the shares issued pursuant to the Acquisition Agreement shall be limited to selling not more than 10% of the average daily trading volume, in the aggregate, on any given trading day.

Closing is subject to certain additional due diligence by Friendable and the receipt of certain third-party consents and releases.

The above description of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Asset Purchase Agreement by and between Friendable and Artist Republik

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: December 21, 2021	By: /s/ Robert Rositano Jr.
Robert Rositano
CEO

4